[EXHIBIT 10.4]

                       STOCK GRANT AGREEMENT
                          PURSUANT TO THE
                BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
  2000 EMPLOYEE BENEFIT  AND CONSULTING SERVICES COMPENSATION PLAN,
                             AS AMENDED

     THIS STOCK GRANT AGREEMENT (this "Agreement"), made on the 27th day of January, 2003, by and between BBJ Environmental Technologies, Inc., a Nevada corporation (the "Company"), and Jean Caillet (the "Grantee").

     1. Grant of Common Stock. Subject to the terms and conditions of this Agreement and those set forth in the BBJ Environmental Technologies, Inc. 2000 Employee Benefit and Consulting Services Compensation Plan, as amended (the "Plan"), the Company, with the approval and at the direction of its Board of Directors, hereby grants to Grantee an award ("Award") of a total of Three Hundred Thousand (300,000) shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company for the services provided by the Grantee to the Company as more fully described in the Consulting Agreement, dated effective January 1, 2003 by and between the Grantee and the Company (the "Consulting Agreement"). Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

     2. Resale of Common Stock; Legend. The Common Stock subject to the Award granted to the Grantee pursuant to this Agreement has been registered pursuant to a Registration Statement on Form S-8 (Registration Statement No. 333-90700), which has been declared effective by the Securities and Exchange Commission. Notwithstanding the foregoing, for so long as the Grantee shall be an "affiliate" of the Company as defined under Rule 144 promulgated under the 1933 Act:
(a) the Common Stock shall be subject to the restrictions on transfer set forth in Rule 144 applicable to an "affiliate" as defined under Rule 144, and (b) the Common Stock may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, hypothecated or otherwise disposed of until an Opinion of Counsel, satisfactory to the Company, has been received by the Company, which opinion establishes that the transfer or resale of the Common Stock may be made by the Grantee in compliance with Rule
144. The stock certificates evidencing the Common Stock acquired by the Grantee pursuant to this Award shall bear the following legend:

                "The Common Stock represented by this
                certificate is subject to  the
                restrictions on transfer set forth in
                Rule 144 promulgated under the
                Securities Act of 1933, as amended,
                applicable to an "affiliate" as
                defined under Rule 144, and may not be
                sold, exchanged, assigned, transferred
                or permitted to be transferred,
                whether voluntarily, involuntarily or
                by operation of law, delivered,
                encumbered, discounted, hypothecated
                or otherwise disposed of until an
                Opinion of Counsel, satisfactory to
                the Company, has been received by the
                Company, which opinion establishes
                that the transfer or resale of the
                Common Stock may be made in compliance
                with Rule 144.


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     3.      Not Employment or Consulting Contract.  Nothing in this
Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ or service of the Company (or continue as a consultant of the Company). This is not an employment or consulting contract.

     4. Notice. Any notice furnished pursuant to this Agreement shall be delivered in accordance with Section 9 of the Consulting
Agreement.

     5. Incorporation by Reference. The Award is granted pursuant to the Plan, the terms and conditions of which are incorporated herein by reference, and the Award and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     6. Governing Law. This Agreement shall be interpreted, construed and governed according to the law of the State of Florida without regard to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

     7. Submission to Jurisdiction. Both parties agree that all disputes, claims, actions or lawsuits between them, arising out of or relating to this Agreement, or for alleged breach of this Agreement, shall be heard and determined by a state court sitting in Hillsborough County, Florida, or by the United States District Court for the Middle District of Florida, or by any appellate courts which review decisions of those courts ("the Florida Courts"). The parties expressly submit to the jurisdiction of the Florida Courts for adjudication of all such disputes, claims, actions and lawsuits arising out of or relating to this Agreement, or for alleged breach of this Agreement, and agree not to bring any such action or proceeding in any other court. Both parties waive any defense of inconvenient forum as to the maintenance of any action or proceeding brought pursuant to this section of the Agreement in the Florida Courts, and waive any bond, surety, or other security that might be required of the other party with respect to any aspect of such action, to the extent permitted by law. Provided, however, that either party may bring a proceeding in a different court, jurisdiction or forum to obtain collection of any judgment, or to obtain enforcement of any injunction or order, entered against the other party by the Florida Courts.


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                                BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                                a Nevada corporation


                                By:/s/ Robert G. Baker
                                   ------------------------------
                                Name:   Robert G. Baker
                                     ----------------------------
                                Title:  Chairman & CEO
                                      ---------------------------



     The Grantee acknowledges receipt of a copy of the Plan and the related prospectus and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

Dated:  January 27, 2003        GRANTEE: Jean Caillet
                                         -------------------------
                                         Printed Name

                                         /s/ Jean Caillet
                                         -------------------------
                                         Signature
























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